Exhibit 5.1

401 9th Street NW, Suite 400 South Washington, DC 20004 Telephone: 202-220-6900 Fax: 202-220-6945 www.lockelord.com

July 28, 2009

OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, New Jersey 08754

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for OceanFirst Financial Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) initially filed on July 28, 2009, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of up to 4,800,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2009 (the “Agreement”), by and between the Company and Central Jersey Bancorp, a New Jersey corporation (“Central Jersey”).

The Agreement provides for the merger of Central Jersey with and into the Company, with the Company as the surviving entity (the “Merger”). The Registration Statement contains a joint proxy statement/prospectus to be furnished to the shareholders of both the Company and Central Jersey in connection with their consideration of the Merger. In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Certificate of Incorporation of the Company, as filed with the State of Delaware; (ii) the Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Company’s common stock being registered under the Registration Statement; (iv) the Agreement; and (v) the Registration Statement, including the joint proxy statement/prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning any law other than the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion below, we generally are familiar with the Delaware General Corporation Law as presently in effect. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective. Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ LOCKE LORD BISSELL & LIDDELL LLP
LOCKE LORD BISSELL & LIDDELL LLP